EXHIBIT 2.2

                    STOCKHOLDER VOTING AND SUPPORT AGREEMENT


     This STOCKHOLDER VOTING AND SUPPORT AGREEMENT (the "Agreement"), dated as of October 5, 2001, is entered into by and between Clear Channel Communications, Inc., Inc., a Texas corporation ("Parent") and Barry A. Ackerley ("Stockholder").

                              W I T N E S S E T H:

     WHEREAS, Parent, CCMM Sub, Inc., a Delaware corporation ("Merger Sub"), and The Ackerley Group, Inc., a Delaware corporation ("Company"), have entered into an Agreement and Plan of Merger of even date herewith (as the same may be amended from time to time, the "Merger Agreement"), pursuant to which the parties thereto have agreed, upon the terms and subject to the conditions set forth therein, to merge Merger Sub with and into Company (the "Merger");

     WHEREAS, as of the date hereof, Stockholder is the record or Beneficial Owner of the number of shares of (a) common stock, par value $0.01 per share, of Company ("Company Ordinary Common Stock"), and (b) Class B common stock, par value $0.01 per share, of Company ("Company Class B Stock" and, together with Company Ordinary Common Stock, the "Company Common Stock"), set forth in Part A, Column 1 of Schedule I attached hereto, the "Total Shares"); and

     WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that Stockholder agree, and in order to induce Parent to enter into the Merger Agreement, Stockholder is willing to agree, to
(a) vote the shares of Company Ordinary Common Stock set forth in Part A, Column 2 of Schedule I attached hereto (the "Subject Shares") in the manner specified in Section 2(a) with respect to matters bearing directly or indirectly on the consummation of the Merger, and to provide an irrevocable proxy in connection with such agreement to vote the Subject Shares in such manner; (b) pay to Parent a specified amount in connection with the consummation of certain alternative transactions to the Merger and (c) such other matters as are set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements, representations and warranties herein contained, and intending to be legally bound hereby, Parent and Stockholder hereby agree as follows:

1.   Definitions.
     -----------
Capitalized terms not expressly defined in this Agreement will have the meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

     (a) "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

     (b) "Beneficially Own," "Beneficial Owner" or "Beneficial Ownership" with respect to any securities will mean having voting power or investment power with respect to such securities (as determined pursuant to Rule 13d-3(a) under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

     (c) "Termination Date" means the earlier to occur of (i) the date on which the Merger Agreement is terminated in accordance with the provisions of Article VII of the Merger Agreement and (ii) the Effective Time.

2.   Voting Agreement; Proxy.
     -----------------------

     (a) Agreement to Vote the Subject Shares. From the date of this Agreement and ending on the Termination Date, Stockholder hereby agrees to vote (or cause to be voted) all of the Subject Shares (and any and all securities issued or issuable in respect thereof) which such Stockholder is entitled to vote (or to provide his written consent thereto), at any annual, special or other meeting of the stockholders of Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise:

          (i) in favor of the Merger and the approval and adoption of the terms contemplated by the Merger Agreement and any other actions or agreements required in furtherance thereof;

          (ii) against any action or agreement that is reasonably likely to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of Company under the Merger Agreement; and

          (iii) against any (A) direct or indirect acquisition or purchase by a third party of a business that constitutes 15% or more of the net revenues, net income or the assets of Company and its Subsidiaries taken as a whole,
     (B) direct or indirect acquisition or purchase by a third party of 15% or more of any class of equity securities of Company or any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Company and its Subsidiaries, taken as a whole (each, a "Material Subsidiary"), (C) tender offer or exchange offer that if consummated would result in any person beneficially owning 15% more of any class of equity securities of Company or any Material Subsidiary, (D) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Company or any Material Subsidiary, other than the transactions contemplated by this Agreement (any transaction described in clauses (A), (B), (C) and (D) is referred to as an "Acquisition Proposal"), and (E) to the extent that such action is reasonably likely to materially impede, interfere with, delay, postpone or adversely affect in any material respect the Merger and the transactions contemplated by the Merger Agreement, (1) any change in a majority of the Board of Directors of Company other than in connection with an annual meeting of the stockholders of Company with respect to the slate of directors proposed by the incumbent Board of Directors of Company (in which case Stockholder agrees to vote for the slate proposed by the incumbent Board of Directors of Company) or (2) except for such actions as are contemplated by the Merger Agreement, any material change in Company's corporate structure or business.

     (b) Irrevocable Proxy. Simultaneously with the execution of this Agreement, Stockholder will deliver to Parent a proxy in the form attached hereto as Exhibit A (the "Proxy"), which will be irrevocable with respect to the Subject Shares; provided, that the Proxy will survive only until the Termination Date. The parties agree that by reason of the Merger Agreement the Proxy is a proxy coupled with an interest.

3.   Alternative Disposition; Second Transaction.
     -------------------------------------------

     (a) Alternative Disposition. If any of the Total Shares are sold, transferred, exchanged, canceled or disposed of in connection with or as a result of any Acquisition Proposal (as defined for purposes of Section 5.18(c)(ii) of the Merger Agreement) that is in existence on or that has been otherwise made prior to the Termination Date (an "Alternative Disposition") then, within five business days after the closing of such Alternative Disposition, Stockholder will tender and pay to, or will cause to be tendered and paid to, Parent, or its designee, in immediately available funds, an amount equal to 50% of the Profit realized from such Alternative Disposition. As used in this Section 3, "Profit" will mean an amount equal to the excess, if any, of
(i) the Alternative Transaction Consideration over (ii) the Current Transaction Consideration. As used in this Section 3, "Alternative Transaction
Consideration" will mean all cash, securities, settlement or termination amounts, notes or other debt instruments, and other consideration received or to be received, directly or indirectly, by Stockholder in respect of the Total Shares in connection with or as a result of such Alternative Disposition or any agreements or arrangements (including, without limitation, any employment agreement (except a bona fide employment agreement pursuant to which Stockholder is required to devote, and under which Stockholder in good faith intends to devote, substantially all of Stockholder's business time and effort to the performance of executive services for the Company in a manner substantially similar to Stockholder's current employment arrangements with the Company), consulting agreement, non-competition agreement, confidentiality agreement, settlement agreement or release agreement) entered into, directly or indirectly, by Stockholder as a part of or in connection with the Alternative Disposition or associated Acquisition Proposal (such amounts to be calculated as of the date of consummation of such Alternative Disposition and assuming, for calculation purposes, Stockholder holds such number of Total Shares as set forth in Part A, Column 1 of Schedule I attached hereto without regard to the actual beneficial ownership of such shares). As used in this Agreement, "Current Transaction Consideration" will mean the sum of all amounts to be received, directly or indirectly, by Stockholder pursuant to Article II of the Merger Agreement (such amounts to be calculated as of the Termination Date and assuming, for calculation purposes, Stockholder holds such number of Total Shares as set forth in Part A, Column 1 of Schedule I attached hereto without regard to the actual beneficial ownership of such shares) as well as the value of all Options to be received by Stockholder in connection with the Merger and the aggregate amount of all other payments or other consideration to be received by Stockholder as a direct result of the Merger.

     (b) Profit  Determination.  For purposes of  determining  Profit under this
Section 3, (i) all non-cash items will be valued based upon the fair market value thereof as determined by an independent expert selected by Parent and who is reasonably acceptable to Stockholder, (ii) all deferred payments or consideration will be discounted to reflect a market rate of net present value thereof as determined by the above-referenced independent expert, (iii) all contingent payments will be assumed to have been paid and (iv) if less than all of the Total Shares are subject to the Alternative Disposition, then the Current Transaction Consideration will be deemed to be an amount equal to the Current
Transaction Consideration multiplied by a fraction, the numerator of which is the number of the Total Shares sold, transferred, exchanged, canceled or disposed of in such Alternative Disposition and the denominator of which is the total number of the Total Shares. If any contingent payments included in the determination of Profits ultimately are not paid pursuant to an Alternative Disposition, then Parent will reimburse Stockholder for any amounts paid to Parent hereunder in respect of such uncollected contingent payments promptly after receipt of written notice of such nonpayment, unless Stockholder has not used its reasonable efforts to receive such contingent payments.

     (c) Second Transaction. If, after the date of this Agreement, the amount of consideration to be received by the holders of Company Common Stock in connection with the Merger should be increased (a "Second Transaction"), then, as may be requested by Parent, Stockholder will either (i) execute and deliver to Parent such documents or instruments as may be necessary to waive the right to receive fifty percent (50%) of such increase to the extent that such increase results in any Profit or (ii) tender and pay, or cause to be tendered and paid, to Parent, or its designee, in immediately available funds fifty percent (50%) of the Profit realized from such Second Transaction. As used in this Section 3(c), "Profit" will mean an amount equal to the excess, if any, of (y) the Second Transaction Consideration over (z) the Current Transaction Consideration. As used in this Agreement, "Second Transaction Consideration" will mean all cash, securities, settlement or termination amounts, notes or other debt instruments, and other consideration received or to be received, directly or indirectly, by Stockholder in respect of the Total Shares in connection with or as a result of the Second Transaction or any agreements or arrangements (including, without limitation, any employment agreement (except a bona fide employment agreement pursuant to which Stockholder is required to devote, and under which Stockholder in good faith intends to devote, substantially all of Stockholder's business time and effort to the performance of executive services for the Company in a manner substantially similar to Stockholder's current employment arrangements with the Company), consulting agreement, non-competition agreement, confidentiality agreement, settlement agreement or release agreement) entered into, directly or indirectly, by Stockholder as a part of or in connection with the Second Transaction (such amounts to be calculated as of the date of consummation of such Second Transaction and assuming, for calculation purposes, Stockholder holds such number of Total Shares as set forth in Part A, Column 1 of Schedule I attached hereto without regard to the actual beneficial ownership of such shares).

4.   No Ownership Interest.
     ---------------------
     Nothing contained in this Agreement will be deemed to vest in Parent any direct or indirect ownership or incidents of ownership of or with respect to the Total Shares. All rights, ownership and economic benefits of and relating to the Total Shares will remain and belong to Stockholder, and Parent will have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Company or exercise any power or authority to direct Stockholder in the voting of any of the Total Shares, except as otherwise expressly provided herein with respect to the Subject Shares.

5.   Covenants,  Representations  and Warranties of Stockholder.
     ----------------------------------------------------------
     Stockholder hereby represents, warrants and covenants to Parent as follows:

     (a) Ownership. As of the date of this Agreement, Stockholder is either (i) the record and Beneficial Owner of, or (ii) the Beneficial Owner but not the record holder of, the number of issued and outstanding Total Shares set forth in Part A, Column 1 of Schedule I hereto and the Options, stock appreciation rights and securities convertible into or exercisable for shares of Company Common Stock set forth on Part B of Schedule I hereto. As of the date of this Agreement, the Total Shares set forth in Part A, Column 1 of Schedule I hereto constitute all of the issued and outstanding shares of Company Common Stock owned of record or Beneficially Owned by Stockholder. Stockholder has the sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares, with no material limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

     (b) Power; Binding Agreement. Stockholder has the legal capacity, power and authority to enter into and perform all of Stockholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general equitable principles). There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by Stockholder of the transactions contemplated hereby. If Stockholder is married and any of the Total Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, Stockholder's spouse, enforceable against such person in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general equitable principles).

     (c) No  Conflicts.  As of the date of this  Agreement,  except for  filings under  the  Exchange  Act,  if  applicable,  no  filing  with,  and  no  permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby, except where the failure to file or obtain such permit, authorization, consent or approval would not materially interfere with Stockholder's ability to perform Stockholder's obligations hereunder, and none of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will (i) conflict with or result in any breach of any applicable organizational documents applicable to Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Stockholder is a party or by which Stockholder or any of Stockholder's properties or assets may be bound, (iii) require any material consent, authorization or approval of any person other than a governmental entity or (iv) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Stockholder or any of the Total Shares, in each such case except to the extent that any conflict, breach, default or violation would not materially interfere with the ability of Stockholder to perform its obligations hereunder.

     (d) No Encumbrances. Except (i) as required by Section 2 and (ii) items listed in Schedule I, at all times during the term hereof, all of the Subject Shares will be held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, or by a family member or Affiliate of Stockholder (subject to the conditions set forth in clause (f) below) free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or other encumbrances that do not limit or impair Stockholder's ability to perform the obligations under this Agreement.

     (e) No Solicitation. Stockholder will comply with the terms of Section 5.10 of the Merger Agreement, provided, however, that Stockholder will be deemed to be a Company Representative at all times for purposes of Section 5.10 (regardless of whether Stockholder is in fact a Company Representative at the relevant time).

     (f) Restriction on Transfer, Proxies and Non-Interference. Except as otherwise contemplated by the Merger Agreement or this Agreement, from and after the date of this Agreement and ending on the Termination Date, Stockholder will not, directly or indirectly without the consent of Parent in respect of any Acquisition Proposal or otherwise: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Subject Shares, or any interest therein, (ii) grant any proxies or powers of attorney, deposit any of the Subject Shares into a voting trust or enter into a voting agreement with respect to any of the Subject Shares, (iii) enter into any agreement or arrangement providing for any of the actions described in clause (i) or (ii) above, (iv) take any action that would reasonably be expected to have the effect of preventing or disabling Stockholder from performing Stockholder's obligations under this Agreement or
(v) request that Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Subject Shares, except as otherwise contemplated hereby.

     (g) Further Assurances. From time to time, at Parent's reasonable request and without further consideration, Stockholder will perform such further acts and execute and deliver such additional documents as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Proxy.

6.   Covenants,  Representations  and  Warranties of Parent.
     ------------------------------------------------------
     Parent hereby represents, warrants and covenants to Stockholder as follows:

     (a) Organization, Standing and Corporate Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with full corporate power and authority to own its properties and carry on its business as presently conducted. Parent has the corporate power and authority to enter into and perform all of its obligations under this Agreement and to consummate the transactions contemplated hereby.

     (b) No Conflicts. As of the date of this Agreement, except for filings under the Exchange Act, if applicable, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by either Parent and the consummation by Parent of the transactions contemplated hereby, except where the failure to file or obtain such permit, authorization, consent or approval would not interfere with its ability to perform its obligations hereunder, and none of the execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated hereby or compliance by Parent with any of the provisions hereof will (i) conflict with or result in any breach of any applicable organizational documents applicable to Parent, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent is a party or by which Parent or any of Parent's properties or assets may be bound, (iii) require any material consent, authorization or approval of any person other than a governmental entity or (iv) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Parent or any of Parent's properties or assets, in each such case except to the extent that any conflict, breach, default or violation would not interfere with the ability of Parent to perform its obligations hereunder.

     (c) Execution, Delivery and Performance by Parent. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent, and Parent has taken all other actions required by law, its Amended and Restated Certificate of Incorporation and its Bylaws to consummate the transactions contemplated by this Agreement. This Agreement constitutes the valid and binding obligations of Parent and is enforceable in accordance with its terms, except as enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally.

7.   Share Purchases; Recapitalization; Option Exercises.
     ---------------------------------------------------

     (a) Total Shares. Stockholder agrees that, for purposes of this Agreement, the defined term "Total Shares" will include any shares of Company Common Stock acquired by Stockholder after the date of this Agreement and before the Termination Date (i) by purchase or by any other means of acquiring Beneficial Ownership, and (ii) in connection with any stock dividend and distribution and any shares into which or for which any or all of the Company Common Stock (or any class thereof) may be changed or exchanged as may be appropriate to reflect any stock dividend or distribution, or any change in the Company Common Stock (or any class thereof) by reason of any split-up, recapitalization, combination, exchange of shares or the like. All shares of Company Common Stock included as "Total Shares" pursuant to this Section 7(a) will be subject to the terms and conditions of this Agreement applicable to "Total Shares" without any further action on the part of Stockholder or Parent.

     (b) Subject Shares. Stockholder agrees that, for purposes of this Agreement and the Proxy, the defined term "Subject Shares" will include any shares of Company Ordinary Common Stock acquired by Stockholder after the date of this Agreement and before the Termination Date (i) by purchase or by any other means of acquiring Beneficial Ownership, and (ii) in connection with any stock dividend and distribution and any shares into which or for which any or all of the Company Ordinary Common Stock (or any class thereof) may be changed or exchanged as may be appropriate to reflect any stock dividend or distribution, or any change in the Company Ordinary Common Stock (or any class thereof) by reason of any split-up, recapitalization, combination, exchange of shares or the like. All shares of Company Ordinary Common Stock included as "Subject Shares" pursuant to this Section 7(b) will be subject to the terms and conditions of this Agreement and the Proxy without any further action on the part of Stockholder or Parent.

8.   Stockholder Capacity.
     --------------------

     Stockholder does not make any agreement or understanding herein in Stockholder's capacity as a director or officer of Company. Stockholder executes this Agreement solely in Stockholder's capacity as a record owner and/or Beneficial Owner of the Total Shares and nothing herein will limit or affect any actions taken by Stockholder or any designee of Stockholder in Stockholder's capacity as an officer or director of Company or any of its Subsidiaries in order to comply with his fiduciary obligations as an officer or director of Company, including, without limitation, participating in his capacity as an officer or director of Company in any negotiations pursuant to Section 5.10 of the Merger Agreement.

9.   Miscellaneous.
     -------------

     (a) Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

     (b) Amendments. This Agreement may be amended by the parties at any time by an instrument in writing signed on behalf of each of the parties.

     (c) Waiver. The parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (iii) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing, signed on behalf of each party hereto. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of those rights.

     (d) Notices. All notices, requests, claims, demands and other communications under this Agreement will be in writing and will be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such address for a party as will be specified by like notice):

                           (i)      if to Stockholder, to:

                                    Barry A. Ackerley
                                    1301 Fifth Avenue, Suite 4000
                                    Seattle, Washington  98101
                                    Facsimile No.:  (206) 623-7853

                                    with copies to:

                                    Heller Ehrman White & McAuliffe LLP
                                    701 Fifth Avenue, Suite 6100
                                    Seattle, Washington  98104
                                    Attention:  Bruce M. Pym, Esq.
                                    Facsimile No.:  (206) 447-0849

                                    and

                                    Dewey Ballantine LLP
                                    1301 Avenue of the Americas
                                    New York, New York 10019
                                    Attention:  Morton A. Pierce, Esq.
                                    Facsimile No.: (212) 259-6333

                           (ii)     if to Parent or Merger Sub, to:

                                    Clear Channel Communications, Inc.
                                    200 East Basse Road
                                    San Antonio, Texas  78209
                                    Attention:  Randall T. Mays
                                    Facsimile No.:  (210) 805-0734

                                    with a copy to:

                                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                    1700 Pacific Avenue
                                    Suite 4100
                                    Dallas, Texas 75201
                                    Attention: J. Kenneth Menges, Jr., P.C.
                                    Facsimile No.: (214) 969-4343

     (e) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision will be interpreted to be only so broad as is enforceable.

     (f) Enforcement. Each of the parties hereto recognizes and acknowledges that a breach by Stockholder of any covenants or agreements contained in this Agreement will cause Parent to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach Parent will be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity. Any action or claim relating to this Agreement will be brought in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which it is entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action or claim relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of Delaware.

     (g) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by any party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     (h) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and will not be enforceable by, any person or entity who or which is not a party hereto; provided that, in the event of Stockholder's death, the benefits and obligations of Stockholder hereunder will inure to Stockholder's successors and heirs.

     (i) Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to any applicable conflicts of law.

     (j) Descriptive Headings. Headings of the sections and subsections of this Agreement are for convenience of the parties only, and will be given no substantive or interpretive effect whatsoever.

     (k)   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     (l) Trust Funds. If any party hereto should receive any funds that are to be paid to another party pursuant to the terms of this Agreement, then the receiving party will hold such funds in trust for the benefit of the party entitled to receive such funds and will promptly pay such funds to the party entitled to receive such funds in accordance with this Agreement.

10.   Termination.
      -----------

     This Agreement will terminate without any further action on the part of any party hereto on the Termination Date; provided, however, that if the Merger Agreement is terminated prior to the Effective Time, then each of Section 1,
Section 3, Section 4, Section  5(b),  Section  5(c),  Section  5(g),  Section 6,
Section 7(a), Section 8, Section 9, and this Section 10 will survive the termination of the Merger Agreement until the earlier of (a) the closing of an Alternative Disposition or a Second Transaction and the payment of the amounts owing pursuant to Section 3 and (b) eighteen months (18) following the termination of the Merger Agreement.

Execution Version--Signature Page to Stockholder Voting and Support Agreement
Dallas:  511023 v.1

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the stockholder and a duly authorized officer of Parent on the day and year first written above.

                              Parent:

                              CLEAR CHANNEL COMMUNICATIONS, INC.



                                   /s/ Randall T. Mays
                                 ---------------------------------------------
                              Name:  Randall T. Mays
                              Title: Executive Vice President and
                                     Chief Financial Officer



                              STOCKHOLDER:


                                   /s/ Barry A. Ackerley
                              ------------------------------------------------
                              Barry A. Ackerley, in his individual capacity

                                   SCHEDULE I

               Total Shares, Subject Shares, and Additional Shares



                                     Part A

----------------------------- ------------------------------------------ --------------------------------------------

                                              Column 1                                    Column 2
                                              --------                                    --------


                                            Total Shares                               Subject Shares
----------------------------- ------------------------------------------ --------------------------------------------
----------------------------- ------------------------------------------ --------------------------------------------

  Company Ordinary Common                     9,002,855                                   9,002,855
           Stock
----------------------------- ------------------------------------------ --------------------------------------------
----------------------------- ------------------------------------------ --------------------------------------------

   Company Class B Stock                     10,949,299                                       0
----------------------------- ------------------------------------------ --------------------------------------------
----------------------------- ------------------------------------------ --------------------------------------------

           Total                             19,952,154                                   9,002,855
----------------------------- ------------------------------------------ --------------------------------------------







                                     Part B

---------------------------------------- -----------------------------------------------------------------------------

                                            Number of shares of Company Common
                                            Stock that Stockholder may purchase
                                            (whether or not vested or
                                            exercisable) pursuant to any
                                            Options, stock appreciation rights
                                            and securities convertible into or
                                            exercisable for any shares of
                                            Company Common Stock
---------------------------------------- -----------------------------------------------------------------------------
---------------------------------------- -----------------------------------------------------------------------------

     Company Ordinary Common Stock                                            0
---------------------------------------- -----------------------------------------------------------------------------
---------------------------------------- -----------------------------------------------------------------------------

         Company Class B Stock                                                0
---------------------------------------- -----------------------------------------------------------------------------
---------------------------------------- -----------------------------------------------------------------------------

                 Total                                                        0
---------------------------------------- -----------------------------------------------------------------------------


Execution Version
Dallas:  511023 v1

                                    EXHIBIT A

                                IRREVOCABLE PROXY

     The undersigned, a stockholder of The Ackerley Group, Inc., a Delaware corporation ("Company"), hereby irrevocably appoints Clear Channel Communications, Inc., a Texas corporation ("Parent"), and Randall T. Mays, an executive officer of Parent, and each of them as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to:

(a) the number of shares of common stock, par value $0.01 per share, of Company ("Company Ordinary Common Stock") listed on the final page of this irrevocable proxy;

(b) any shares of Company Ordinary Common Stock acquired by Stockholder by purchase or by any other means of acquiring Beneficial Ownership (as defined below), including the conversion of any securities of Company into shares of Company Ordinary Common Stock, after the date of this Agreement and before the Termination Date (as defined below); and

(c) any shares of Company Ordinary Common Stock acquired after the date of this Agreement and before the Termination Date in connection with any stock dividend and distribution and any shares into which or for which any or all of the Company Ordinary Common Stock (or any class thereof) listed on the final page of this irrevocable proxy may be changed or exchanged as may be appropriate to reflect any stock dividend or distribution, or any change in the Company Ordinary Common Stock (or any class thereof) by reason of any split-up, recapitalization, combination, exchange of shares or the like with respect to such shares of Company Ordinary Common Stock listed on the final page of this irrevocable proxy;

in each case Beneficially Owned by the undersigned (collectively, the "Shares"), with respect to the matters set forth in the second paragraph following this paragraph, until the earlier of (y) the date on which that certain Agreement and Plan of Merger, dated of even date herewith, among Parent, CCMM Sub, Inc., a Delaware corporation, and Company (the "Merger Agreement") is terminated in accordance with its terms or (z) the Effective Time (as defined in the Merger Agreement) (such earlier date, the "Termination Date"). For purposes of this irrevocable proxy, "Beneficially Own," "Beneficial Owner" or "Beneficial Ownership" with respect to any securities will mean having voting power or investment power with respect to such securities (as determined pursuant to Rule 13d-3(a) under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

     This irrevocable proxy is irrevocable, is coupled with an interest, is granted pursuant to the Stockholder Voting and Support Agreement, and is granted in consideration of Parent entering into the Merger Agreement, and relates to the matters set forth immediately following this paragraph. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares are hereby revoked and no subsequent proxies will be given.

     The attorneys and proxies named above will be empowered at any time prior to the Termination Date to vote (or cause to be voted) all of the Shares (or to provide his written consent thereto), at any annual, special or other meeting of the stockholders of Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise:

          (x) in favor of the Merger and the approval and adoption of the terms contemplated by the Merger Agreement and any other actions or agreements required in furtherance thereof;

          (y) against any action or agreement that is reasonably likely to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of Company under the Merger Agreement; and

          (z) against any (A) direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of Company and its Subsidiaries taken as a whole, (B) direct or indirect acquisition or purchase of 15% or more of any class of equity securities of Company or any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Company and its Subsidiaries, taken as a whole (each, a "Material Subsidiary"), (C) tender offer or exchange offer that if consummated would result in any person beneficially owning 15% more of any class of equity securities of Company or any Material Subsidiary, (D) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Company or any Material Subsidiary, other than the transactions contemplated by this Agreement and (E) to the extent that such action is reasonably likely to materially impede, interfere with, delay, postpone or adversely affect in any material respect the Merger and the transactions contemplated by the Merger Agreement, (1) any change in a majority of the Board of Directors of Company other than in connection with an annual meeting of the stockholders of Company with respect to the slate of directors proposed by the incumbent Board of Directors of Company (in which case Stockholder agrees to vote for the slate proposed by the incumbent Board of Directors of Company) or (2) except for such actions as are contemplated by the Merger Agreement, any material change in Company's corporate structure or business.

     Other than the matter set forth in the immediately preceding paragraph, the undersigned Stockholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder will be binding upon the successors and assigns of the undersigned. THIS PROXY IS IRREVOCABLE.

     9,002,855             Number of shares of  Company  Ordinary  Common Stock
     ---------             that are Beneficially Owned by the undersigned and
                           subject to this irrevocable proxy pursuant to subsection (a) above.

Dated:  October 5, 2001

                           Signature of Stockholder:


                              /s/ Barry A. Ackerley
                           ---------------------------------------------------
                           Name of Stockholder:  Barry A. Ackerley